                                  AMENDMENT 5
                           EFFECTIVE JANUARY 1, 2004

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
              EFFECTIVE NOVEMBER 1, 2002 FOR FACULTATIVE BUSINESS
               EFFECTIVE DECEMBER 1, 2002 FOR AUTOMATIC BUSINESS

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                       EMPLOYERS REASSURANCE CORPORATION
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer have revised Schedule A on multiple dates since the effective dates of the Agreement; and

WHEREAS, the parties wish to reflect an updated Schedule A to accurately reflect an updated Schedule A.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Schedule A is deleted in its entirety and replaced with the attached, revised Schedule A.

3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLAIC and ERAC
Amendment #5 -- Effective 01/01/2004

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

EMPLOYERS REASSURANCE CORPORATION

By:      /s/ Robert M. Clifford                          Attest:  /s/ Sheila M. Jackson
         ----------------------------------------------           ----------------------------------------------
Name:    Robert M. Clifford                              Name:    Sheila M. Jackson
Title:   Vice President ERAC                             Title:   Team Leader
Date:    4-10-2012                                       Date:    4-10-2012

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:        /s/ Paul Fischer                                Attest:    /s/ Michael Roscoe
           ----------------------------------------------             ----------------------------------------------
Name:      Paul Fischer, FSA, MAAA                         Name:      Michael Roscoe, FSA, MAAA
Title:     Assistant Vice President and Actuary            Title:     Senior Vice President
           Individual Life Product Management                         Individual Life Product Management
Date:      3-30-12                                         Date:      3/30/12

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLAIC and ERAC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                           EFFECTIVE JANUARY 1, 2004

TYPE OF BUSINESS                                                     INDIVIDUAL LIFE INSURANCE ISSUED BY THE CEDING COMPANY
---------------------------------------------------------------------------------------------------------------------------------
UPSCALE PRODUCTS                                                RIDERS FOR UPSCALE PRODUCTS
Stag Protector Variable Universal Life*                         Other Covered Insured Rider*
Stag Variable Life Accumulator*                                 Term Rider (base or other insured)*
Stag Universal Life*                                            Accidental Death Benefit Rider*+
SPVL (Fully underwritten only)*                                 Deduction Amount Waiver Rider*
ART (CW), 5 & 10 Year Term (NY)*                                Waiver of Monthly Deductions Rider*
One Year Term*                                                  Waiver of Specified Amount Rider*
Whole Life with Current Interest Life*                          Enhanced No Lapse Guarantee Rider*+
Stag Protector Variable Universal Life II (eff. December 1,     Estate Tax Repeal Benefit Rider*+
 2003)
Stag Variable Life Accumulator II (eff. December 1, 2003)       Level Compensation Endorsement*+
                                                                Children's Life Insurance Rider*+
                                                                Maturity Date Extension Rider*+
                                                                Guaranteed COl Benefit Rider*+
                                                                Mortality and Expense Risk Rates Rider*
                                                                Cost of Living Adjustment Rider*
                                                                Foreign Travel Exclusion Rider (eff. November 1, 2002 (fac.);
                                                                December 1, 2002 (auto)+
                                                                Policy Continuation Rider (eff. December 1, 2003)+
                                                                Accelerated Death Benefit Rider (eff. January 1, 2004)+
MIDDLE AMERICA PRODUCTS                                         RIDERS FOR MIDDLE AMERICA PRODUCTS
LBSI UL*                                                        Term Rider (base or other insured)*
Life Solutions I UL*                                            Waiver of Premium Rider*
Life Solutions II UL*                                           Waiver of Monthly Deduction Rider*
20 Year Term*                                                   Additional Purchase Option Rider*+
                                                                Disability Income Rider*+
WOODBURY PRODUCTS                                               RIDERS FOR WOODBURY PRODUCTS
Hartford Stag Wall Street Variable Universal Life*              Term Rider (base or other insured)*
                                                                Accidental Death Benefit Rider*+
                                                                Waiver of Monthly Deduction Rider*
                                                                Waiver of Specified Amount Rider*
                                                                Children's Life Insurance Rider*+
                                                                Accelerated Death Benefit Rider*+
                                                                Specify Monthly Deductions Rider*+
                                                                Enhanced No Lapse Guarantee Rider*+

------------

*   Effective November 1, 2002 (fac.), December 1, 2002 (auto), in treaty

+   The benefit provided by this Rider is not reinsured under this Agreement.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLAIC and ERAC
Amendment #5 -- Effective 01/01/2004

DESCRIPTIONS

RIDERS FOR WHICH ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured Rider: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage.

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Monthly Deductions Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Specified Amount Rider: Waives specified amount if insured is disabled.

Waiver of Premium Rider: Waives premium requirement if insured is disabled.

Cost of Living Adjustment Rider: This rider is available at issue only for non-substandard issue ages 0 to 60. The rider allows for face amount increases without underwriting biannually based on the Consumer Price Index with the maximum amount of this increase being $50,000.

RIDERS THAT ALTER THE POLICY AND FOR WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Additional Purchase Option Rider: Provides additional term coverage.

Children's Life Insurance Rider: Provides additional term coverage for a child. No separate reinsurance benefits are associated with this rider.

Disability Income Rider: This rider provides a monthly benefit while the insured is totally and continuously disabled. The disability must continue for a period of time which exceeds the waiting period before payments begin. Payments will continue while the policy is inforce and the insured is totally disabled, but no longer than the indemnity period selected.

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection, which is based on the then current account value.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLAIC and ERAC
Amendment #5 -- Effective 01/01/2004

Estate Tax Repeal Benefit Rider: (eff. 11/1/2002 (fac); 12/1/2002 (auto) This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured. This rider will terminate at the sooner of:

       -   The termination date of the policy, or

       -   January 31, 2011.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Accelerated Death Benefit Rider: With this rider, the policyholder can receive up to 100% of his/her death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions Rider: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rates Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Policy Continuation Rider: This rider is automatically added to the policy at issue. This rider is intended to prevent the lapse of highly loaned policies.

Foreign Travel Exclusion Rider: The rider is written such that if the insured dies while traveling to, from, or in a country NOT listed on the List of Countries and Jurisdictions (Foreign Travel Exclusion Rider Schedule A), or dies as a direct or indirect result of an illness or injury sustained during such travel, the death benefit proceeds will be limited to the policy's account value, less any outstanding indebtedness.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLAIC and ERAC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                         FOREIGN TRAVEL EXCLUSION RIDER
                            UNDERWRITING GUIDELINES
                           EFFECTIVE JANUARY 1, 2004

UNDERWRITING GUIDELINES

1. A proposed insured is eligible for the rider if they have 30 days or less of cumulative travel per year to countries and jurisdictions not list on Schedule A Foreign Travel Exclusion Rider -- Exhibit II (Non-Schedule A Country), as noted on an application or application amendment to be signed on delivery of the policy. The rider will NOT be considered /used if a proposed insured travels beyond 30 cumulative days per year to a Non-Schedule A country. The proposed insured will either be rated or declined for travel to Non-Schedule A countries beyond the 30-day limit.

2. If rated coverage is available for travel to a Non-Schedule A country within the 30-day cumulative annual travel limit, a proposed insured will have the option of choosing the rating or the exclusion rider.

3.   Last Survivor Plans, Term Plans and the following riders are not eligible:
     Spousal Rider, Child Rider, Premium Waiver, Disability Rider, and AD&D. Term blends on permanent single life plans are eligible.

4.   Only United States and Canadian residents are eligible for the rider.

5. Green card residents of the United States are eligible if they reside in the United States permanently (as evidenced, for example by information indicating the proposed insured intends to stay in the United States indefinitely, has resided in the United States for a number of years, is employed in the United States, or owns property in the United States).

6.   For "automatic" reinsurance cases, the maximum face amount is $10 million.

7.   The minimum face amount is the product's published minimum amount.

8.   The maximum age is the product's published maximum age.

9.   The minimum age is 18 years of age.

10. Only Preferred and Standard rating classes, including Enhanced Standard are eligible.

11. Cases may be facultatively submitted. In these situations, the final reinsurance offer must indicate agreement to use the rider at the final rate class quoted.

12.  Occupations and other unusual risks are still underwritten.

13. The list of countries and jurisdictions noted on Schedule A Foreign Travel Exclusion Rider will be reviewed at least annually for changes, or earlier if world events dictate change.

     Note: There were no changes to countries listed in Schedule A during the duration of this agreement.

14. The countries listed on Schedule A Foreign Travel Exclusion Rider will not change once a rider is issued to an insured.

15.  An amendment will be signed on delivery indicating acceptance of the rider.

SPECIAL CLAIMS HANDLING ISSUE(S):

Death claims that occur due to "diverted" flights to hazardous countries will be eligible for payment. For example, if a person was flying to a non-excluded country and the flight was diverted to a Non-Schedule A Country where the insured subsequently died, the claim would not be excluded from coverage.

Single Life Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto
Between HLIC and ERC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                         FOREIGN TRAVEL EXCLUSION RIDER
                      LIST OF COUNTRIES AND JURISDICTIONS
                           EFFECTIVE JANUARY 1, 2004

List of Countries and Jurisdictions eligible for travel under the Foreign Travel Exclusion Rider

AFRICA                     EUROPE                          LATIN & SOUTH AMERICA      NORTH AMERICA
Canary Island              Andorra                         Argentina                  Anguilla
South Africa               Austria                         Brazil                     Bahamas
                           Belgium                         Chile                      Barbados
ASIA PACIFIC               Bulgaria                        Costa Rica                 Bermuda
Australia                  Czech Republic                  Ecuador                    British Virgin Islands
Fiji                       Denmark                         Uruguay                    Canada
Guam                       Estonia                                                    Cayman Islands
Hong Kong                  Finland                                                    Dominica
Japan                      France                                                     Dominican Republic
Macau                      Germany                                                    El Salvador
Marshall Islands           Gibraltar                                                  Grenada
Micronesia                 Greece                                                     Guadeloupe
New Caledonia              Greenland                                                  Jamaica
New Zealand                Hungary                                                    Martinique
Niue                       Iceland                                                    Mexico
Okinawa                    Ireland                                                    Netherlands Antilles
Samoa                      Italy                                                      Panama
Singapore                  Latvia                                                     Puerto Rico
Tonga                      Liechtenstein                                              Republic of Trinidad and Tobago
Tuvalu                     Lithuania                                                  St. Lucia
Vanuatu                    Luxembourg                                                 St. Vincent and the Grenadines
                           Malta                                                      Turks and Caicos Islands
                           Moldova                                                    United States Virgin Islands
                           Monaco                                                     United States
                           Netherlands
                           Norway
                           Poland
                           Portugal
                           Romania
                           Sicily
                           Slovak Republic
                           Slovenia
                           Spain
                           Sweden
                           Switzerland
                           United Kingdom

Single Life Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto
Between HLIC and ERC
Amendment #5 -- Effective 01/01/2004